Exhibit 10.1

GENERAL RELEASE This General Release, dated as of August 26, 2013 (hereinafter referred to as the “Agreement”), confirms the following understandings and agreements by and among Interpool, Inc., d/b/a TRAC Intermodar®, a Delaware corporation (the “Company”), SCT Chassis Inc., a Marshall Islands corporation (“SCT”), Seacastle Inc., a Marshall Islands corporation (“Seacastle”) and David Serxner (hereinafter referred to as “you” or “your”). 1. (a) Your employment with the Company will terminate at the close of business on September 25, 2013 (the “Termination Date”). During the period commencing on the date hereof and ending on the Termination Date (the “Interim Employment Period”): (i) you will not be expected to report to the Company’s offices or to perform duties as Senior Vice President, Operations; (ii) you will continue to be an employee of the Company and otherwise act in a loyal manner (except that the Company acknowledges that you are free to engage in a search for future employment); (iii) subject to reasonable notice, you will diligently provide such transitional and other assistance as may he requested from time to time by the Company; (iv) you will receive your base salary at an annualized rate of $305,000.00 (less any monies you owe the Company), payable in accordance with the Company’s normal payroll practices; and (v) you will be entitled to all other benefits and entitlements to which you were entitled immediately prior to the Interim Employment Period (although you acknowledge that (x) except as otherwise explicitly stated in this Agreement, you will not be entitled to receive a bonus at the end of the Interim Employment Period, and (y) your base salary, benefits and entitlements during the Interim Employment Period will cease if you fail to remain an employee in good standing throughout the Interim Employment Period). (b) Your medical, dental and vision coverage (the “Health Coverage”) under the Company’s group health plan will terminate on the last day of the month in which the Termination Date occurs (the actual date of coverage termination, the “Coverage End Date”). After the Coverage End Date, you will be provided an opportunity to continue, at your own cost, Health Coverage for yourself and qualifying dependents under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Specific information on COBRA, including its rate structure, will be forwarded to you separately. Your coverage and cost levels arc subject to adjustment in accordance with the terms of the documents governing the program. (c) Your basic life insurance, long term disability insurance. short term disability insurance and accidental death and dismemberment insurance under the Company’s group insurance plan will terminate on your Termination Date. (d) Except as otherwise specifically set forth in this Agreement, after the Termination Date you shall no longer be entitled to any further compensation or any monies from the Company or any of its affiliates or to receive any of the benefits made available to you during your employment at the Company.

(e) In the pay period following the Termination Date, you will receive payment for any accrued and unused 2013 vacation days. (f) You acknowledge and agree that you remain bound by all non-competition, non-solicitation, non-disparagement, and confidentiality restrictions set forth in Sections 5 and 6 of your Management Shareholder Agreement with Seacastle, SCT and the Company, dated June 1, 2012 (the “MSA”). (g) You hereby agree that your execution of this Agreement constitutes resignation from any and all positions you hold with the Company and its affiliates, with such resignation to take effect as of the Termination Date, and you hereby agree to execute any documentation provided to you by the Company (whether before or after the date you execute this Agreement) to effect such resignation. 2. Following the Effective Date (as defined in Section 16 below), and contingent upon your (i) complying with this Agreement; and (ii) executing this Agreement after the Termination Date (and not revoking your consent thereto pursuant to Section 16, below), the Company agrees to the following: (a) The Company agrees to pay you $305,000.00 (the equivalent of twelve (12) months’ base pay) as severance, less any monies you may owe the Company. Such amount shall be paid in equal monthly installments, in accordance with the normal payroll practices of the Company, during the twelve month period commencing on the first payroll date following the Effective Date. (b) The Company further agrees to pay you a cash bonus payment equal to $220,950.00 (the “Bonus Amount”). The Bonus Amount shall be paid to you in one lump sum in accordance with the regular payroll practices of the Company on or around the time that employees of the Company receive bonuses in respect of the fiscal year in which the Termination Date occurred. You acknowledge and agree that absent this Agreement, you have no contractual entitlement to a bonus, as Company policy requires that you remain an active Company employee on the payment date of any Company bonus. (c) Pursuant to the terms of the MSA, you were granted 75,000 shares of the common stock of SCT (the “SCT Shares”) which began vesting in one-forth (1/4) increments on the Grant Date (as defined in the MSA) and thereafter on January 1st or each of the three years following such date. As of the Termination Date, you were vested in a total of 18,594 SCT Shares (the “Initial Vested Shares”) (which number reflects the two 1/4 increments that had vested as of such date less the 18,906 SCT Shares you elected to have the Company withhold in connection with the cashless vesting feature of the SCT Shares). (d) As further consideration for your executing this Agreement after the Termination Date (and not revoking your consent thereto pursuant to Section 16, below), an additional 18,750 SCT Shares shall vest upon the Effective Date (the “Additional Vested Shares” and, together with the Initial Vested Shares, the “Vested Shares”). 2

(e) As consideration for your performance of the obligations set out in Section 6, below, the Company shall repurchase from you, within sixty (60) days of the Effective Date, all 37,344 Vested Shares at a purchase price per share equal to the Fair Market Value determined as of the Termination Date. For the purposes of this Section 2(e), the “Fair Market Value” shall mean the fair market value of one share of SCT as determined by its Board of Directors in good faith; provided, however, that such determination shall be based upon SCT as a going concern and shall not discount the value of such shares either because they are subject to restrictions or because they constitute only a minority interest in SCT. (f) Except with respect to the Additional Vested Shares, you acknowledge and agree that you have no further right or entitlement to any unvested SCT Shares, which shall be automatically forfeited and deemed to have been repurchased by the Company at a purchase price of zero dollars in accordance with Section 1(e)(iii) of the MSA. (g) As further consideration for your performance of your obligations set forth herein, the Company shall pay up to $15,000.00 directly to Challenger, Gray & Christmas, Inc. for no more than a six (6) month period of outplacement services for you, which six-month period shall commence no later than thirty (30) days from the Effective Date. 3. (a) As used in this Agreement, the term “claims” shall include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, attorneys’ fees, accounts, judgments, losses and liabilities of whatsoever kind or nature, in law, equity or otherwise. (b) For and in consideration of the payments and/or other benefits described in Section 2 above, and other good and valuable consideration, you, for and on behalf of yourself and your heirs, administrators, executors, and assigns, do fully and forever release, remise and discharge (“release”) the Company, its direct and indirect parents, subsidiaries and affiliates, together with its and their respective officers, directors, partners, shareholders, attorneys, employees and agents (collectively with the Company, the “Group”), from any and all claims which you had, may have had, or now have against any member of the Group through the Effective Date of this Agreement, for or by reason of any matter, cause or thing whatsoever, whether known or unknown, including any claim arising out of or attributable to your employment or the termination of your employment with the Company, including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference. This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Anierieans with Disabilities Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Uniform Services Employment and Re-Employment Act, the Rehabilitation Act of 1973, Execute Order 1124(), the Employee Retirement Income Security Act, the National Labor Relations Act, the New York Human Rights Law, the New York Labor Code, the New York Worker Adjustment and Retraining, Notification Act, the New York City 3

Administrative Code, the New York Labor Law, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Wage and Hour Act, the New Jersey Whistleblower Act, and the New Jersey Family Leave Act and all other federal, state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees. You further waive your right to participate in any collective or class action under the Fair Labor Standards Act or any similar state or local law, and you agree to opt-out of any such collective or class action against the Group to which you may be or become a party or class member. (c) You specifically release all claims under the Age Discrimination in Employment Act (the “ADEA”) relating to your employment and its termination. (d) You represent that you have not filed or permitted to be filed any legal action, charge or complaint, in any forum whatsoever, against any member of the Group, individually or collectively, and you covenant and agree that you will not filo or permit to he filed any lawsuits at any time hereafter with respect to the subject matter of this Agreement and claims released pursuant to this Agreement (including, without limitation, any claims relating to the termination of your employment), except as may be necessary to enforce this Agreement or to seek a determination of the validity of the waiver of your rights under the ADEA. Nothing in this Agreement shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or a comparable state or local agency. Notwithstanding the foregoing, you agree to waive your right to recover monetary damages in any charge, complaint, or lawsuit filed by you or by anyone else on your behalf. Except as otherwise provided in this paragraph, you will not voluntarily participate in any judicial proceeding of any nature or description against any member of the Group that in any way involves the allegations and facts that you could have raised against any member of the Group as of the Effective Date. You further agree that you will not encourage or voluntarily cooperate with current or former employees of any member of the Group or any other potential plaintiff, to commence any legal action or make any claim against any member of the Group in respect of such person’s employment or termination of employment with or by any member of the Group or otherwise. 4. You are specifically agreeing to the terms of this Agreement, including, without limitation, the release and related matters set forth in Section 3 because the Company and its affiliates have agreed to pay you money and other benefits to which you were not otherwise entitled under the Company’s policies and has provided such other good and valuable consideration as specified herein. The Company and its affiliates have agreed to provide this money and other benefits because of your agreement to accept it in full settlement of all possible claims you might have or ever had and because of your execution of this Agreement. 5. You represent that you have returned to the Company all Company property, including, without limitation, mailing lists, reports, files, memoranda, records, computer hardware, software, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment with the Company (including, but not limited to, any documents or other materials which are necessary for the Company to comply 4 with its obligations under the Code of Business Conduct & Ethics) and that you will not retain any copies, duplicates, reproductions or excerpts thereof. 6. Following the Termination Date, you shall cooperate fully with the Company and shall make yourself reasonably available to the Company to respond to requests by the Company concerning matters including, but not limited to, business items with which you had direct involvement in or knowledge of, transitional assistance, and any litigation, arbitration, regulatory proceeding or other similar process involving facts or events relating to the Company that may be within your knowledge. The Company shall promptly reimburse you for all of your reasonable out-of-pocket expenses you incur and pay for in connection with your rendering such assistance and/or cooperation under this Section 6 upon your presentation to the Company of proper documentation for such expenses. 7. You acknowledge that you have read this Agreement in its entirety, fully understand its meaning and are executing this Agreement voluntarily and of your own free will with full knowledge of its significance. 8. You agree to maintain the confidentiality of this Agreement, and to refrain from disclosing or making reference to its terms, except (i) as required by law; or (ii) with your accountant or attorney for the sole purposes of obtaining, respectively, financial or legal advice; or (iii) with your immediate family members (the parties in clauses (ii) and (iii), “Permissible Parties”); provided that the Permissible Parties agree to keep the terms and existence of this Agreement confidential. You acknowledge and agree that any disclosure of any information by you or the Permissible Parties contrary to the provisions of this Agreement shall be a breach of this Agreement. 9. As a further condition of this Agreement, you agree not to apply for or seek employment or reemployment with the Company and its affiliates, and you waive and release any right to be considered for employment or reemployment with the Company and its affiliates. 10. The Company and its affiliates shall be entitled to have the provisions of this Agreement specifically enforced through injunctive relief, without having to prove the adequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company and its affiliates. Moreover, you understand and agree that if you breach any provisions of this Agreement, in addition to any other legal or equitable remedy the Company may have, the Company and its affiliates shall be entitled to cease making any payments to you under Section 2, recover any payments made to you or on your behalf under Section 2, and you shall reimburse the Company and its affiliates for all its reasonable attorneys’ fees and costs incurred by it arising out of any such breach. The remedies set forth in this Section 10 shall apply to any challenge to the validity of the waiver and release of your rights under the ADEA. In the event you challenge the validity of the waiver and release of your rights under the ADEA, then the Company’s and its affiliates’ right to attorneys’ fees and costs shall be governed by the provisions of the ADEA. Any such action permitted to the Company and its affiliates by the foregoing, however, shall not 5 affect or impair any of your obligations under this Agreement, including without limitation, the release of claims in Section 3 hereof. 11. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to he enforceable to the maximum extent compatible with applicable law. 12. Nothing herein shall be deemed to constitute an admission of wrongdoing by any member of the Group. Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement. 13. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 14. (a) The parties agree that, subject to Section 14(h) below, any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement shall be submitted to arbitration in New Jersey, in accordance with the Employment Arbitration Rules of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on the Company (or its affiliates, where applicable) and you, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The arbitrator shall apply the laws of the State of New Jersey to the merits of any dispute or claims, without reference to the rules of conflicts of law applicable therein. You understand that by signing this Agreement, you agree to submit any claims arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, or breach thereof, or your employment or the termination thereof, to binding arbitration, and that this arbitration provision constitutes a waiver of your right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to the following: (i) Any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation; (ii) Any and all claims for violation of any federal, state or municipal statute, including, without limitation, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, the Fair Labor Standards Act; and 6

 (iii) Any and all claims arising out of any other federal, state or local laws or regulations relating to employment or employment discrimination, including but not limited to, any claim challenging the validity of the waiver of claims contained herein. (b) Notwithstanding the foregoing, nothing herein shall preclude any member of the Group from seeking temporary or preliminary injunctive relief. The parties agree to submit to the exclusive jurisdiction of any United States District Court for the District of New Jersey, or if that court lacks jurisdiction, in a state court located within the geographical boundaries thereof. 15. The terms of this Agreement and all rights and obligations of the parties thereto, including its enforcement, shall be interpreted and governed by the laws of the State of New Jersey, without regard to principles of conflicts of law. 16. You understand that you have sixty (60) days following the Termination Date to consider whether or not to execute this Agreement, although you may elect to sign it prior to the expiration of such sixty-day period (though you may not sign it prior to the Termination Date). You shall have a period of seven (7) days after the day on which you sign this Agreement to revoke your consent thereto, which revocation must be in writing delivered to the Company, to the attention of Chief Legal Officer of the Company by facsimile at (609) 951-0362 and by overnight mail at 211 College Road East, Princeton, New Jersey 08540, and this Agreement shall not become effective until the eighth day following your execution of it (the “Effective Date”). You understand that if you revoke your consent within such seven (7) day period, all of the obligations of the Company and its affiliates to you under this Agreement will immediately cease, and the Company and its affiliates will not be required to make the payments to you set forth herein pursuant to the terms hereof. You are advised to have this Agreement reviewed by legal counsel of your choice. 17. The terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto, whether written or oral, with the exception of any agreements or provisions in agreements concerning confidentiality, trade secrets, restrictive covenants, or any nonsolicitation or nonservicing agreements, all of which agreements (unless expressly superseded by this Agreement) shall remain in full force and effect, and are hereby confirmed and ratified. In further consideration of this Agreement, you agree to abide by and hereby reaffirm any confidentiality or restrictive covenant obligations contained in any agreements you may have entered into or otherwise are bound by with the Company or its affiliates (unless such agreements are expressly superseded by this Agreement), the terms of which are hereby incorporated by reference. You represent that in executing this Agreement, you have not relied upon any representation or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by both parties. 18. The language used in this Agreement will be deemed to be language chosen by the parties to express their mutual intent, and no rule of law or contract interpretation that 7 provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsmen will be applied against any party. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party irrespective of which party did cause such provisions to be drafted. 19. The Company (or its affiliates, where applicable) shall be entitled to withhold from any amounts to be paid to you hereunder any foreign, state, or local withholding or other taxes or amounts, which it is from time to time required to withhold, and any lawful deductions authorized by you. The Company and its affiliates shall have no liability whatsoever for your personal tax consequences arising out of this Agreement or any payments or arrangements contemplated hereunder. 20. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent subject thereto and, accordingly, to the maximum extent permitted under Section 409A, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, you shall not be considered to have terminated employment with the Company for purposes of any payments hereunder which are subject to Section 409A until you have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation, however, that any or all of the payment described in this Agreement will be exempt from or comply with Section 409A and makes no undertakings to preclude Section 409A from applying to any such payment. 21. In the event of any conflicts between the terms of this Agreement and the terms set forth in the MSA or in that certain letter, dated as of June 1, 2012, between you and the Company regarding your severance entitlement, the terms of this Agreement shall control. [SIGNATURES APPEAR ON THE FOLLOWING PAGE] 8

 Seacastle Inc. By: Name: Gregg F. Carpene Title: General Counsel, Secretary Date: 10/4/13 SCT Chassis Inc. By: Name: Gregg F. Carpene Title: General Counsel, Secretary Date: 10/4/13 Interpool, Inc., d/b/a TRAC Intermodal By: Name: Gregg F. Carpene Title: Chief Legal Officer Date: 10/4/13 AGREED TO AND ACCEPTED BY: David Serxner David Serxner Date: 9-26-2013 9